UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2013

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2013, Petron Energy II, Inc., a Nevada corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with PUS Income Group, LLC, a Florida liability company (“CPUS”), pursuant to which CPUS committed to purchase up to $10,000,000 of the Company’s common stock, par value $0.001 per share, over a period of up to 36 months.

From time to time during the thirty-six (36) month period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice to CPUS which states the dollar amount that we intend to sell to CPUS on a date specified in the put notice. The maximum investment amount per notice shall be no more than two hundred seventy five percent (275%) of the average daily volume of the common stock for the ten consecutive trading days immediately prior to date of the applicable put notice. The purchase price per share to be paid by CPUS shall be calculated at a thirty percent (30%) discount to the lowest closing price of the common stock as reported by Bloomberg, L.P. during the ten (10) consecutive trading days immediately prior to the receipt by CPUS of the drawdown notice. The Company and CPUS must mutually agree to any purchase by CPUS which results in the ownership by CPUS of greater than 4.99% of the then issued and outstanding common stock of the Company.  The reserved 150,866,346 shares of the Company’s common stock for issuance under the Investment Agreement represent 42.68% of the shares issued and outstanding shares of the Company, if they were issued as of the date of this report. Additionally, the Company agreed to pay CPUS a commitment fee equal to $12,500 in the form of shares of the Company’s common stock, at a purchase price equal to 50% discount to the price per share on the closing date of the Investment Agreement

In connection with the Investment Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with CPUS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of our common stock underlying the Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the transaction and maintain the effectiveness of such registration statement until termination of the Investment Agreement.

The foregoing description of the terms of the Investment Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Investment Agreement dated December 13, 2013 by and between Petron Energy II, Inc. and CP Us Income Group, LLC.
10.2	Registration Rights Agreement dated December 13, 2013 by and between Petron Energy II, Inc. and CP Us Income Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Petron Energy II, Inc.
Date: December 13, 2013	By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer